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                                                                     Exhibit 4.5

                    RESOLUTIONS OF THE PRICING COMMITTEE OF

                           THE BOARD OF DIRECTORS OF

                        UNIVERSAL HEALTH SERVICES, INC.

                                   * * * * *

     WHEREAS, on April 21, 2001, the Board of Directors of Universal Health Services, Inc. (the "Company") authorized the Pricing Committee of the Board of Directors to exercise the full authority of the Board of Directors in connection with the issuance of Debt Securities by the Company under the Company's shelf registration statement on Form S-3, File No. 333-59916 (the "Registration Statement"), as amended and supplemented from time to time, and under the indenture, dated as of January 20, 2000 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), the execution and delivery of which was authorized by the Board of Directors on May 19, 1999;

     WHEREAS, it has been determined that there shall be issued at this time an aggregate of $200,000,000 of Debt Securities to be issued under the Indenture; and

     WHEREAS, the Indenture provides that the terms of any series of Debt Securities may be established pursuant to an authorizing resolution of the Board of Directors or any duly authorized committee of the Board of Directors.

     NOW, THEREFORE, BE IT

     RESOLVED, that there is hereby approved and established a series of securities of the Company, whose terms shall be as follows, to be issued under the Indenture. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

1. The securities of such series shall be known and designated as the 6 3/4% Notes due 2011 ("Notes") of the Company.

2. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is initially limited to $200,000,000, subject to increase in any reopening of the series as provided in Section 2.3 the Indenture.

3.  The Notes will mature on November 15, 2011.

4. The Notes shall bear interest at the rate of 6 3/4% per annum, payable semiannually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing May 15, 2002, from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from November 9, 2001, until payment of the principal sum has been made or duly provided for.

5. The principal of and on the Notes shall be payable in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company maintained
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for such purpose in the City of New York. Interest on the Notes shall be paid at such office or agency, in like coin or currency; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register.

6. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable on any Interest Payment Date will, subject to the exceptions provided in the Indenture, be paid to the persons in whose names the Notes are registered at the close of business on the May 1 or November 1, as the case may be, which shall be a business day next preceding such Interest Payment Date.

7. The Company shall issue and sell the Notes to J.P. Morgan Securities Inc., Banc of America Securities LLC, Fleet Securities, Inc., First Union Securities, Inc. and ABN AMRO Incorporated (the "Underwriters"), the underwriters named in the Underwriting Agreement, dated November 6, 2001, by and between the Company and such Underwriters, at a purchase price of 99.268% thereof.

8. The Notes shall be issued as a Global Security in the form attached hereto as Exhibit A. The Depository Trust Company shall be the Depositary.
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9.  The Notes may be redeemed, in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of:

     (a) 100% of the principal amount of the Notes to be redeemed; and

     (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points.

          "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption,
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          after excluding the highest and lowest Reference Treasury Dealer
          Quotations, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

          "Quotation Agent" means J.P. Morgan Securities Inc. or another Reference Treasury Dealer appointed by the Company.

          "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors and any other primary treasury dealer selected by the Company. If any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, the Company must substitute another primary treasury dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes called for redemption; and further

     RESOLVED, that the form, terms and provisions of the Underwriting Agreement presented to the Pricing Committee be, and thereby are, in all respects approved and adopted; and that any officer of the Company, and each of them to be, and they thereby are, authorized to execute and deliver, in the name and one behalf of the Company, such Underwriting Agreement in substantially such form and containing substantially the same provisions as presented to the Pricing Committee, with such changes therein and additions thereto as the officer executing the same may approve, the execution thereof by such officer to be conclusive evidence of such approval; and further

     RESOLVED, that the Chairman of the Board, the President or any Vice President and the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized to execute, manually or by facsimile signature (the use of which shall be deemed to constitute the approval and adoption thereof by the Company), in the name and on behalf of the Company and under its corporate seal (or a facsimile thereof, the use of which shall be deemed to constitute the approval and adoption thereof by the Company), Notes in denominations of $1,000 and any integral multiple thereof, in substantially the form attached hereto as Exhibit A, which form is
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hereby in all respects approved and adopted; and further

     RESOLVED, that the form of the prospectus supplement dated November 6, 2001 relating to the issuance of the Notes presented to the Pricing Committee is in all respects approved and adopted, and that the proper officers of the Company be, and each of them hereby is, authorized to file such prospectus supplement (including the prospectus included in the
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Registration Statement) (the "Prospectus"), in substantially such form as presented to the Pricing Committee (with such changes therein and additions thereto as such officer may approve, the delivery thereof by such officers to be conclusive evidence of such approval), together with such other information as such officers, with the advice of counsel, deem necessary or desirable, with the Securities and Exchange Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended; and further

     RESOLVED, that in addition to the specific authorization set forth in any of the foregoing resolutions regarding the proposed issue and sale of the Notes and related matters, the proper officers of the Company, and each of them be, and they hereby are, authorized to take from time to time any and all such action and to execute and deliver from time to time any and all such instruments, requests, receipts, notes, applications, reports, certificates and other documents as may be necessary or advisable in their opinion, with the advice of counsel, to effectuate, consummate, and comply with the purpose and intent of the foregoing resolutions or any of them and to perform the Company's obligations under the Underwriting Agreement, Indenture and Notes, the Registration Statement, Prospectus or amendment or supplement thereto or any agreements referred to herein.